Exhibit to Accompany
Item 77H - Changes in Control of Registrant
Form N-SAR

The Marsico Investment Fund


During the year ended September 30, 2001, an affiliate of the Adviser acquired more than 50% of the outstanding shares of the Marsico International Opportunities Fund.